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                        ALL AMERICAN LIFE & Casualty Company

                                 GENERAL AGENT
                                 AGREEMENT

                                    [GRAPHIC]


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EFFECTIVE this 1st day of January, 1979, between ALL AMERICAN LIFE & Casualty
Company ("The Company") and Independent Research Agency for Life Insurance ("The General Agent") whose address is Fort Worth. Tarrant County, Texas

1. APPOINTMENT; AUTHORITY

The Company appoints the General Agent to procure and submit to the Company applications for all types of insurance and annuities issued by the Company.

The General Agent is authorized to appoint Producers provided they are properly licensed by the appropriate insurance regulatory authority. As used herein, Producer shall mean any person who procures, supervises or otherwise participates in the procurement of applications for insurance and annuities for the Company.

2. PRODUCERS

(a) The General Agent shall submit to the Company a copy of every agreement into which he enters with each Producer he appoints. Such agreements shall be on forms approved by the Company.

The General Agent shall promptly notify the Company, in writing, upon termination of any agreement with a Producer. The Company reserves the right to require the General Agent to cancel the appointment of any Producer.

(b) The General Agent shall be responsible to the Company for the acts of his Producers and his employees, and shall promptly report to the Company, in writing, any known or alleged misappropriation of funds by such Producers or employees regardless of whether such known or alleged misappropriation is with respect to funds of this Company or funds of any other person or Company.

(c) The Company agrees to be and is hereby authorized and directed by the General Agent to make payment on his behalf following termination of this Agreement to Producers for compensation earned by them pursuant to the terms of the applicable agreement with the General Agent on file with the Company.

3. COMPENSATION

The compensation of the General Agent shall be in the form of commissions, bonuses and other allowances, if any, on business written by him and his Producers in accordance with the Schedule of Compensation in effect at the time of application for such business, which Schedule is made part of this Agreement.

4. GENERAL PROVISIONS

(a) The General Agent agrees to comply with all applicable insurance laws and regulations and with all the published rules, regulations and instructions of the Company now in force and such as may be hereafter adopted.

(b) If the Company shall, either during the continuance of this Agreement or after its termination, return the premium on any policy, the General Agent agrees to repay the Company on demand any compensation received on premium so returned.

(c) All monies or other property belonging to the Company, while in the custody of the General Agent, shall be held by him in a fiduciary capacity and shall be reported and transmitted to the Company in accordance with its instructions.

(d) The General Agent shall maintain accurate records of his transactions on behalf of the Company in a form satisfactory to the Company. Such books and records shall be open for examination by authorized representatives of the Company and shall remain the property of the Company. The General Agent shall return all undelivered policies to the Company for cancellation in accordance with its instructions.

(e) The General Agent, his Producers and his employees shall have no authority to make, alter or modify any policy or receipt, nor to waive a forfeiture or any provision or condition of any policy issued by the Company, nor to incur any liability on behalf of or against the Company, except as expressly provided herein or otherwise authorized in writing by the Company. The General Agent is not authorized and agrees not to publish, issue or circulate any advertising material, circular or pamphlet relating to the Company or its products unless the same shall have been approved in writing by an officer of the Company.

(f) If any lawsuit shall be brought against the Company in consequence of any unauthorized action or statement of the General Agent, his employees or his Producers, all costs and damages arising therefrom shall be paid by the General Agent.

(g) The General Agent agrees to reimburse the Company for any payments made or costs incurred as a result of any claim made by a Producer or an employee of the General Agent against the Company.

(h) The Company shall have a prior lien on any and all sums of money due or to become due to the General Agent under this or any prior Agreement with the Company for any indebtedness, obligation or liability of the General Agent to the Company; and the Company may at any time offset against such sums of money the amount of any such indebtedness, obligation or liability.

It is understood that any "advance" or "commission advance" made by the Company to the General Agent shall be a loan which shall create an indebtedness of the General Agent to the Company repayable upon demand. The Company can require an immediate repayment of such an indebtedness regardless of whether or not future compensation payable to the General Agent appears to be adequate to offset such indebtedness.

In the event the Company is required to pursue collection procedures in order to collect any indebtedness, the General Agent agrees to be liable for any and all Company expense so incurred.

(i) The General Agent shall pay all expenses incurred by him in the performance of this Agreement.

(j) The General Agent may not assign any of his rights or interests hereunder without the written consent of an authorized officer of the Company.

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(k) The failure of the Company to exact strict compliance with the terms of this Agreement, or the failure to declare any default when same shall become known to it, shall not operate as a waiver of such terms nor release the General Agent from his obligation to perform this Agreement strictly in accordance with its terms.

(1) The Company reserves the right to discontinue writing all or any part of its business in any jurisdiction upon written notice thereof to the General Agent.

5. RELATIONSHIP

It is understood and agreed that the General Agent shall be considered an independent contractor. As such, the General Agent shall be free to exercise his own independent judgment as to the persons he solicits, the time and place of solicitation and the Producers he appoints. No other provision of this Agreement nor any rule or regulation of the Company shall be construed to abridge this freedom or create the relationship of employer and employee between the Company and the General Agent or between the Company and a Producer or employee of the General Agent.

6. TERMINATION

(a) The General Agent's withholding or converting to his own use funds or property of the Company, an applicant or insured, shall constitute an automatic breach of this Agreement, which shall forthwith terminate, and all rights of the General Agent to compensation hereunder or otherwise payable on termination of this Agreement shall be forfeited.

(b) This Agreement shall automatically terminate upon (i) the death or disability of the General Agent, if the General Agent be an individual, (ii) the dissolution of the partnership, if the General Agent be a partnership,
(iii) the dissolution of a corporation, if the General Agent be a corporation or (iv) violation by the General Agent of any of the provisions of this Agreement. Disability of the General Agent shall mean the total and permanent disability of the General Agent as evidenced by the receipt of, or qualification for, Social Security disability benefits.

(c) This Agreement, unless otherwise terminated as provided above, may be terminated either by the Company or the General Agent by giving the other party thirty days notice in writing at the last known address of such other party.

Termination of this Agreement shall automatically terminate any previous Agreement between the Company and the General Agent.

7. COMPENSATION AFTER TERMINATION

If this Agreement be terminated other than as provided in Paragraph 6(a) hereof, the General Agent shall receive compensation with respect to premiums paid to and accepted by the Company on and after the effective date of such termination as follows:

(a) On business written by the General Agent and his Producers under this Agreement the compensation will be as provided in the Schedule of Compensation of this Agreement.

(b) On business written by the General Agent and his Producers prior to the Date of this Agreement the compensation will be as provided under the terms of any previous Agreements, except as otherwise provided in the Schedule of Compensation.

Any payment becoming due the General Agent under the terms of this Paragraph shall continue to be subject to Paragraph 4(h) hereof.

8. PRIOR AGREEMENTS

This Agreement is substituted in place of all prior verbal or written agreements between the Company and the General Agent and the provisions hereof shall be applicable to all business written by the General Agent and his Producers prior to the Date of this Agreement except as may be otherwise specifically provided herein.

Executed in duplicate by the Company and the General Agent to be effective as of the day and year written above, which is the Date of this Agreement.


Independent Research Agency for Life Insurance     ALL AMERICAN LIFE & Casualty Company
----------------------------------------------
         Name of General Agent


By:  /s/ Carroll H. Payne                          By  /s/   [ILLEGIBLE]
----------------------------------------------     --------------------------------------
            General Agent                                   Authorized Officer

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                  (TO BE EXECUTED IF GENERAL AGENT IS A CORPORATION)

                                       GUARANTEE

The undersigned do hereby severally, individually and jointly guarantee to ALL AMERICAN LIFE & Casualty Company the full and faithful performance and discharge of all the duties, responsibilities, conditions, obligations, liabilities and indebtedness of

______________________________________________________________________________

under its General Agent Agreement with ALL AMERICAN LIFE & Casualty Company, and waive notice of any breach in the performance thereof on the part of said

______________________________________________________________________________


Dated: __________________________

Witness: ________________________________     ________________________________

Witness: ________________________________     ________________________________

Witness: ________________________________     ________________________________

Witness: ________________________________     ________________________________


                        8501 West Higgins Road
                        Chicago Illinois 60631

                        ALL AMERICAN LIFE
                        & Casualty Company

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